Exhibit 99.1

Amplify Snack Brands, Inc. Reports Fourth Quarter and Full Year Fiscal 2015 Financial Results

Fourth Quarter Net Sales Increased 40.3% Year-Over-Year to $46.4 Million

Fourth Quarter Adjusted EBITDA Increased 40.3% to $18.7 Million

Company Provides Full Year Fiscal 2016 Outlook

Austin, Texas – March 8, 2016 – Amplify Snack Brands, Inc. (“Amplify” or the “Company”) (NYSE:BETR) today reported financial results for the three months and full year ended December 31, 2015.

Three Months Ended December 31, 2015 Highlights

•	Net sales were $46.4 million, up 40.3% year-over-year

•	Gross margin was 56.5%

•	GAAP net income was $4.4 million, or $0.06 per fully diluted share

•	Non-GAAP adjusted net income was $9.5 million, or $0.13 per fully diluted share

•	Adjusted EBITDA increased 40.3% year-over-year to $18.7 million, representing 40.4% of net sales

Full Year Ended December 31, 2015 Highlights

•	Net sales were $183.9 million, up 39.0% year-over-year

•	Gross margin was 56.0%

•	GAAP net income was $9.9 million, or $0.13 per fully diluted share

•	Non-GAAP adjusted net income was $37.6 million, or $0.51 per fully diluted share

•	Adjusted EBITDA increased 27.9% year-over-year to $74.9 million, representing 40.7% of net sales

“We finished the year on a strong note, as we delivered net sales growth of over 40% in the fourth quarter while also maintaining an exceptional EBITDA margin,” said Thomas Ennis, Amplify’s President and Chief Executive Officer. “Our financial performance in the quarter reflects the strong momentum for the SkinnyPop brand, as we continue to realize best-in-class velocities while simultaeously increasing our points of distribution and gaining market share across a wide range of sales channels. We recently expanded our product offerings with the launch of multiple new SkinnyPop flavors and the national launch of Paqui Tortilla Chips. We are very encouraged by initial consumer response to our newest products and brand and remain confident that we are well positioned to deliver solid top and bottom line growth in 2016.”

Three Months Ended December 31, 2015

Net sales increased 40.3% to $46.4 million compared to $33.0 million in the three months ended December 31, 2014. The increase in net sales reflects increased distribution and continued strong brand velocity across sales channels.

Gross profit was $26.2 million, or 56.5% of net sales, compared to $18.6 million, or 56.2% of net sales for the three months ended December 31, 2014. Gross margin for the three months ended December 31, 2015 benefitted from higher net price realization and improved rates on materials and ingredients, partially offset by a product mix shift as the Company expanded into higher cost product formats and flavors.

Adjusted EBITDA, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 40.3% to $18.7 million from $13.4 million for the three months ended December 31, 2014, primarily reflecting higher net sales and gross profit, partially offset by higher Adjusted SG&A. The increase in Adjusted SG&A was primarily driven by infrastructure investments in personnel and systems, increased consumer marketing activities to drive brand awareness and trial, and new costs associated with operating as a public company. As a percentage of net sales, Adjusted EBITDA was 40.4% for both three month periods ended December 31.

GAAP net income was $4.4 million, or $0.06 per fully diluted share, compared to pro forma net income of $2.3 million, or $0.03 per fully diluted share, for the three months ended December 31, 2014. Adjusted net income, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, was $9.5 million, or $0.13 per fully diluted share, compared to pro forma adjusted net income of $6.4 million for the three months ended December 31, 2014, or $0.09 per fully diluted share.

Full Year Ended December 31, 2015

Net sales for the full year ended December 31, 2015 increased 39.0% to $183.9 million compared to $132.4 million in fiscal 2014. Full year net sales growth was driven primarily by new distribution across sales channels and by an increase in brand level velocity.

Adjusted EBITDA, a non-GAAP financial measure, increased 27.9% to $74.9 million from $58.5 million in fiscal 2014, primarily reflecting higher net sales and gross profit, partially offset by higher Adjusted SG&A. The increase in Adjusted SG&A was primarily driven by infrastructure investments in personnel and systems, increased consumer marketing activities to drive brand awareness and trial, and new costs associated with operating as a public company. Adjusted EBITDA as a percentage of net sales in fiscal 2015 was 40.7% compared to 44.2% in fiscal 2014.

GAAP net income was $9.9 million, or $0.13 per fully diluted share, compared to pro forma net income of $13.6 million, or $0.20 per fully diluted share, in fiscal 2014. The decrease in earnings was primarily due to the incurrence of costs related to the Company’s initial public offering which closed in August 2015. Adjusted net income, a non-GAAP financial measure, was $37.6 million, or $0.51 per fully diluted share, compared to pro forma adjusted net income of $28.5 million for fiscal 2014, or $0.42 per fully diluted share.

Balance Sheet and Cash Flow

As of December 31, 2015, the Company had cash and cash equivalents of $18.8 million and net availability under its revolving line of credit of $25.0 million. Net debt, which the Company defines as outstanding indebtedness less cash and cash equivalents, was $182.3 million as of December 31, 2015, compared to $194.4 million as of December 31, 2014. Amplify’s leverage ratio as calculated under the Company’s credit facility was reduced to 2.4x trailing twelve month EBITDA at December 31, 2015, down from 2.8x at September 30, 2015.

Outlook

For full year 2016 the Company expects to report:

•	Net sales of $231.0 million to $ 237.0 million, an increase of 25.6% to 28.9%, compared to 2015

•	Adjusted EBITDA of $87.0 million to $91.0 million, an increase of 16.2% to 21.5%, compared to 2015.

•	Adjusted EPS of $0.61 to $0.64, an increase of 19.6% to 25.5%, compared to 2015

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results on Tuesday, March 8, 2016 at 3:30 p.m. Central time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial 877-407-9039 from the U.S. International callers can dial 201-689-8470.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://amplifysnackbrands.com. The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, March 22, 2016, by dialing 877-870-5176 from the U.S., or 858-384-5517 from international locations, and entering confirmation code 13630258.

About Amplify Snack Brands, Inc.

Amplify Snack Brands is a snack food company focused on developing and marketing products that appeal to consumers’ growing preference for Better-For-You (BFY) snacks. Through their simple, major allergen-free and non-GMO ingredients, Amplify’s brands embody the Company’s BFY mission and have amassed a loyal customer base across a wide range of food distribution channels in the United States and Canada. For additional information, please visit: http://amplifysnackbrands.com/

Forward-Looking Statements

This press release contains certain forward-looking statements regarding our performance, including in the section titled “Outlook.” Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) changes in consumer preferences and discretionary spending may have a material adverse effect on our brand loyalty, net sales, results of operations and financial condition, (ii) we rely on sales to a limited number of distributors and retailers for the substantial majority of our net sales, and the loss of one or more such distributors or retailers may harm our business, and (iii) sales of a limited number of SkinnyPop products and flavors contributed all of our historical profitability and cash flow and a reduction in the sale of our SkinnyPop products would have a material adverse effect on our ability to remain profitable and achieve future growth.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our final prospectus related to our initial public offering filed with the Securities and Exchange Commission (“SEC”) on August 5, 2015 and in other filings we will make with the SEC from time to time, particularly under the caption Risk Factors.

You should not place undue reliance upon forward-looking statements as predictions of future events. Amplify has based the forward-looking statements contained in this press release on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations and prospects. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Amplify undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Pro Forma Financials and Non-GAAP Measures

In order to aid understanding of Amplify’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. In addition, in comparing its results to the comparable periods of 2014, Amplify has presented financial results for the three months and year ended December 31, 2014 giving pro forma effect to the acquisition of Amplify’s predecessor in July 2014 (the “Sponsor Acquisition”), the incurrence of $50.0 million of borrowings under Amplify’s term loan under its credit agreement and the subsequent distribution of $59.8 million paid to its former parent entity (“Topco”) in December 2014 (the “December 2014 Special Dividend”) and the incurrence of $22.5 million of borrowings under Amplify’s term loan and revolving credit loan under its credit agreement and the subsequent distribution of $22.3 million paid to Topco in May 2015 (the “May 2015 Special Dividend”), as if such transactions had occurred on January 1, 2014. Unaudited pro forma consolidated statements of operations for the three months and year ended December 31, 2014, giving effect to the Sponsor Acquisition and the December 2014 and May 2015 Special Dividends, are included in the tables in this release.

Management believes that Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Adjusted EBITDA and Adjusted net income are not and should not be considered alternatives to net income or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to help gain an understanding of the Company’s overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$18,751	$5,615
Accounts receivable, net	11,977	10,066
Inventories	6,829	6,330
Other current assets	1,293	551

Total current assets	38,850	22,562
Property and equipment, net	2,153	746
Other assets:
Goodwill	47,421	45,694
Intangible assets, net	269,468	263,386
Other non-current assets	2,899	6,503

Total assets	$360,791	$338,891

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$14,532	$10,787
Senior term loan- current portion	10,250	10,000
Founder contingent consideration- current portion	25,197	593
Tax receivable obligation- current portion	6,632	—
Other current liabilities	217	—

Total current liabilities	56,828	21,380
Long-term liabilities:
Senior term loan	187,063	190,000
Notes payable, net	3,757	—
Founder contingent consideration	—	6,343
Tax receivable obligation	89,498	—
Other liabilities	8,222	—

Total long-term liabilities	288,540	196,343
Total shareholders’ equity	15,423	121,168

Total liabilities and shareholders’ equity	$360,791	$338,891

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended December 31, 2015 and 2014

(unaudited, in thousands, except share and per share data)

		Pro Forma (1)
	Successor
	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014
Net sales	$46,372	$33,047
Cost of goods sold	20,185	14,469

Gross profit	26,187	18,578
Operating expenses:
Sales and marketing	4,747	3,715
General and administrative	9,176	8,118
Loss on change in fair value of contingent consideration	1,521	—

Total operating expenses	15,444	11,833

Operating income	10,743	6,745
Interest expense	3,104	2,400

Income before income taxes	7,639	4,345
Income tax expense	3,229	1,732

Net income	$4,410	$2,613

Earnings per share:
Basic and diluted	$0.06	$0.04

Weighted average common shares outstanding:
Basic	69,478,028	67,588,737

Diluted	74,144,739	67,588,737

(1)	Refer to pages 9 - 12 for unaudited pro forma consolidated financial information for the three months ended and year ended December 31, 2014.

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Consolidated Statements of Operations

For the Year Ended December 31, 2015 and 2014

(in thousands, except share and per share data)

				Pro Forma (1)
	Successor		Predecessor	Combined
	Year Ended December 31, 2015	July 17, 2014 to December 31, 2014	January 1, 2014 to July 16, 2014	Year Ended December 31, 2014
Net sales	$183,915	$64,004	$68,353	$132,357
Cost of goods sold	80,972	28,724	29,429	58,153

Gross profit	102,943	35,280	38,924	74,204
Operating expenses:
Sales and marketing	18,527	6,977	5,661	12,638
General and administrative	46,261	15,826	2,682	18,508
Loss on change in fair value of contingent consideration	1,521	—	—	—

Total operating expenses	66,309	22,803	8,343	31,146

Operating income	36,634	12,477	30,581	43,058
Interest expense	12,428	4,253	—	4,253

Income before income taxes	24,206	8,224	30,581	38,805
Income tax expense	14,321	3,486	—	3,486

Net income	$9,885	$4,738	$30,581	$35,319

Earnings per share:
Basic	$0.14	$0.07	$76,452.74	$0.52

Diluted	$0.13	$0.07	$76,452.74	$0.52

Weighted average common shares outstanding:
Basic	68,337,540	67,588,737	400	67,588,737

Diluted	73,415,582	67,588,737	400	67,588,737

(1)	Refer to pages 9 - 12 for unaudited pro forma consolidated financial information for the three months ended and year ended December 31, 2014.

Unaudited Supplemental Pro Forma Consolidated Financial Information

Amplify has presented financial results for the three months and year ended December 31, 2014 giving pro forma effect to the acquisition of Amplify’s predecessor on July 17, 2014 (the “Sponsor Acquisition”), the incurrence of $50.0 million of borrowings under Amplify’s term loan under its credit agreement and the subsequent distribution of $59.8 million paid to its former parent entity (“Topco”) in December 2014 (the “December 2014 Special Dividend”) and the incurrence of $22.5 million of borrowings under Amplify’s term loan and revolving credit loan under its credit agreement and the subsequent distribution of $22.3 million paid to Topco in May 2015 (the “May 2015 Special Dividend”), as if such transactions had occurred on January 1, 2014.

The pro forma adjustments give effect to the following items in connection with the Sponsor Acquisition, the December 2014 Special Dividend and the May 2015 Special Dividend:

•	the asset and liability valuations and related purchase price allocations associated with the Sponsor Acquisition;

•	the exclusion of non-recurring Sponsor Acquisition-related expenses;

•	the effect of the incurrence of a $150 million term loan and a $7.5 million borrowing under our revolving facility in connection with the Sponsor Acquisition;

•	the incurrence of an incremental $50 million under our credit agreement governing the $150 million term loan, increasing the aggregate term loan balance to $200 million, as part of the December 2014 Special Dividend;

•	the incurrence of an incremental $7.5 million under the Credit Agreement governing the $200 million term loan, increasing the aggregate term loan balance to $207.5 million and the incurrence of a $15 million borrowing under our revolving facility increasing the aggregate revolving facility balance to $25 million, each as part of the May 2015 Special Dividend;

•	the estimated compensation expense associated with our agreement, made in connection with the Sponsor Acquisition, to (i) pay our former owners $10 million of additional cash consideration in 2016 ($20 million in the aggregate), based on our achievement of certain contribution margin benchmarks during the year ending December 31, 2015, and (ii) make further payments contingent on, and equal to 100% of the value of, the potential future tax savings to us associated with the deductibility of the payments under these agreements (together, the “Founder Contingent Compensation”, to the extent realized by us, associated with the arrangement; and

•	the associated income tax expense effect of the above adjustments.

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended December 31, 2014

	Historical (1)			Pro Forma
	Three Months Ended December 31, 2014	Pro Forma Adjustments		Three Months Ended December 31, 2014
Net sales	$33,047	$—		$33,047
Cost of goods sold	14,469	—		14,469

Gross profit	18,578	—		18,578
Operating expenses:
Sales and marketing	3,715	—		3,715
General and administrative	8,118	—		8,118

Total operating expenses	11,833	—		11,833

Operating income	6,745	—		6,745
Interest expense	2,400	768	(5)	3,168

Income before income taxes	4,345	(768)		3,577
Income tax expense	1,732	(480	) (6)	1,252

Net income	$2,613	$(288)		$2,325

Earnings per share:
Basic and diluted	$0.04			$0.03

Weighted average common shares outstanding:
Basic and diluted	67,588,737			67,588,737

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

	Historical (1)				Pro Forma
	Successor	Predecessor			Combined
	July 17, 2014 to December 31, 2014	January 1, 2014 to July 16, 2014	Pro Forma Adjustments		Year Ended December 31, 2014
Net sales	$64,004	$68,353	$—		$132,357
Cost of goods sold	28,724	29,429	—		58,153

Gross profit	35,280	38,924	—		74,204
Operating expenses:
Sales and marketing	6,977	5,661	—		12,638
General and administrative	15,826	2,682	9,240	(2) (3) (4)	27,748

Total operating expenses	22,803	8,343	9,240		40,386

Operating income	12,477	30,581	(9,240)		33,818
Interest expense	4,253	—	8,631	(5)	12,884

Income before income taxes	8,224	30,581	(17,871)		20,934
Income tax expense	3,486	—	3,840	(6)	7,326

Net income	$4,738	$30,581	$(21,711)		$13,608

Earnings per share:
Basic and diluted	$0.07	$76,452.74			$0.20

Weighted average common shares outstanding:
Basic and diluted	67,588,737	400			67,588,737

(1)	The amounts in these columns represent our Successor’s and Predecessor’s historical results of operations for the periods presented.
(2)	This adjustment reflects the incremental amortization expense associated with allocation of purchase price to finite-lived identified intangible assets consisting of customer relationships and non-competition agreements entered into with the Founders.
(3)	This adjustment reflects the incremental compensation expense associated with the Founder Contingent Compensation that would have been recognized if the employment agreements with the Founders had been in effect on January 1, 2014. The total estimated obligation of $26.8 million is being recognized ratably over the 18- month contractual service.
(4)	This adjustment reflects the exclusion of non-recurring Sponsor Acquisition-related expenses consisting of transaction bonuses paid to employees in connection with the Sponsor Acquisition, and legal, accounting, tax, insurance and other diligence fees paid to consultants in connection with the Sponsor Acquisition.
(5)	This adjustment reflects the following adjustments to increase interest expense as a result the following financing activities:

(i)	Incurrence of a $150 million term loan and a $7.5 million borrowing under our revolving credit facility in connection with the Sponsor Acquisition;

(ii) Incurrence of an incremental $50 million term loan, increasing the aggregate term loan balance to $200 million, in connection with the financing of the December 2014 Special Dividend;

(iii) Incurrence of an incremental $7.5 million term loan, increasing the aggregate term loan balance to $207.5 million, as well as the incurrence of a $15 million borrowing under our revolving credit facility, increasing the aggregate revolving credit facility balance to $25 million, each in connection with the financing of the May 2015

Special Dividend.

Pro Forma interest expense for the three months ended December 31, 2014 consists of the following items:

Interest expense incurred in connection with term loan and revolving credit facility borrowings described above:	$2,954
Amortization of capitalized debt issuance costs associated with term loan amortized over five years	189
Revolving credit facility unused commitment fee	12
Other administrative fees	13

Total pro forma interest expense	3,168
Less: actual interest expense for the period	(2,400)

Net pro forma adjustment to interest expense	$768

Pro Forma interest expense for the year ended December 31, 2014 consists of the following items:

Interest expense incurred in connection with term loan and revolving credit facility borrowings described above:	$12,026
Amortization of capitalized debt issuance costs associated with term loan amortized over five years	758
Revolving credit facility unused commitment fee	50
Other administrative fees	50

Total pro forma interest expense	12,884
Less: actual interest expense for the period	(4,253)

Net pro forma adjustment to interest expense	$8,631

(6)	Reflects the statutory federal tax rate of 35%.

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA,

Adjusted Net Income and Pro Forma Adjusted Net Income

(in thousands)

	Three Months Ended			Year Ended
	December 31, 2015	December 31, 2014		December 31, 2015	December 31, 2014
Net income	$4,410	$2,325	(1)	$9,885	$13,608	(1)
Non-GAAP adjustments:
Interest expense	3,104	3,168	(2)	12,428	12,884	(2)
Income tax expense	3,229	1,252	(3)	14,321	7,326	(3)
Depreciation expense	104	49		310	177
Amortization of intangible assets	1,063	1,042		4,228	4,166	(4)
Inventory fair value adjustment	—	—		—	401
Equity-based compensation expense	870	235		3,305	235
Founder contingent compensation	4,456	4,602		18,261	18,406	(5)
Loss on change in fair value of contingent consideration	1,521	—		1,521	—
Transaction-related expenses:
Sponsor acquisition-related expenses	—	—		—	510	(6)
IPO related expenses (7)	(13)	—		9,339	—
Professional services	(1)	—		349	—
Executive recruitment	—	509		742	646
Recapitalization expenses	—	178		91	178
Severance expenses	—	—		112	—

Adjusted EBITDA	$18,743	$13,360		$74,892	$58,537
Less:
Interest expense	3,104	3,168	(2)	12,428	12,884	(2)
Depreciation expense	104	49		310	177

Adjusted and pro forma adjusted net income before taxes	15,535	10,143		62,154	45,476
Income tax expense above	3,229	1,252	(3)	14,321	7,326	(3)
Adjustments to income tax expense (8)	2,830	2,507		10,215	9,626

Adjusted income tax expense	6,059	3,759		24,536	16,952

Adjusted and pro forma adjusted net income	$9,476	$6,384		$37,618	$28,524

Adjusted and pro forma adjusted earnings per share- diluted	$0.13	$0.09		$0.51	$0.42

Weighted average common shares outstanding- diluted	74,144,739	67,588,737		73,415,582	67,588,737

(1)	Represents pro forma net income for the three months ended and year ended December 31, 2014, respectively, as presented in the unaudited pro forma consolidated statement of operations tables on pages 10 and 11, respectively.

(2)	Represents pro forma interest expense for the three months ended and year ended December 31, 2014, respectively, as presented in the unaudited pro forma consolidated statement of operations table on pages 10 and 11, respectively.
(3)	Represents pro forma income tax expense for the three months ended and year ended December 31, 2014, respectively, as presented in the unaudited pro forma consolidated statement of operations tables on pages 10 and 11, respectively.
(4)	Represents pro forma amortization of intangible assets for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11.
(5)	Represents pro forma founder contingent compensation for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11.
(6)	Represents pro forma adjusted Sponsor Acquisition-related expenses for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11.
(7)	Includes performance bonuses and related payroll taxes paid to employees upon the completion of the IPO, a success fee paid to an investment bank for advisory services, and legal, accounting, consulting, printing, filing and listing fees paid in connection with the IPO process.
(8)	The table below reflects an adjustment to income tax expense for the periods presented associated with addbacks to net income as presented in the table above.

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjustments to net income	$7,896	$6,566	$37,948	$24,542
Less:
Equity-based compensation	796	235	3,231	235
Non-deductible IPO and transaction costs	(46)	—	8,922	—

Permanent differences	750	235	12,153	235

	7,146	6,331	25,795	24,307

Federal and state statutory rate, net of federal tax benefit for state tax expense	39.6%	39.6%	39.6%	39.6%

Adjustments to income tax expense	$2,830	$2,507	$10,215	$9,626

Amplify Snack Brands, Inc.

Reconciliation of GAAP Selling and Marketing and General and Administrative (“SG&A”) Expenses

to Adjusted SG&A Expenses

(In thousands)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
SG&A	$13,923	$11,833	$64,788	$40,386	(1)
Less:
Depreciation expense	(50)	(3)	(111)	(23)
Amortization of intangible assets	(1,063)	(1,042)	(4,228)	(4,166	) (2)
Equity-based compensation expense	(870)	(235)	(3,305)	(235)
Founder contingent compensation	(4,456)	(4,602)	(18,261)	(18,406	) (3)
Transaction-related expenses:
Sponsor Acquisition-related expenses	—	—	—	(510	) (4)
IPO related expenses (5)	13	—	(9,339)	—
Professional services	1	—	(349)	—
Executive recruitment	—	(509)	(742)	(646)
Recapitalization expenses	—	(178)	(91)	(178)
Severance expenses	—	—	(112)	—

Adjusted SG&A	$7,498	$5,264	$28,250	$16,222

(1)	Represents pro forma SG&A for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11.
(2)	Represents pro forma amortization of intangible assets for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11.
(3)	Represents pro forma founder contingent compensation for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11
(4)	Represents pro forma adjusted Sponsor Acquisition-related expenses for the year ended December 31, 2014, as presented in the unaudited pro forma consolidated statement of operations table on page 11.
(5)	Includes performance bonuses and related payroll taxes paid to employees upon the completion of the IPO, a financial advisory fee paid to an advisor in connection with the IPO, and legal, accounting, consulting, printing, filing and listing fees paid in connection with the IPO process.